Exhibit 10.27
TERMINATION AND ACKNOWLEDGEMENT AGREEMENT
          By their respective signatures, the undersigned hereby agree and acknowledge that the notes set forth below, any modifications or amendments or renewals thereof, and any and all rights and interests of each of the undersigned with respect thereto, shall be terminated and shall have no further effect as of the Closing (as defined in that certain Series A Stock Purchase Agreement, dated on or about the date hereof, by and among Tenby Pharma, Inc., a Delaware corporation (“Tenby”) and the purchasers signatory thereto):
1.	Promissory Note, dated February 7, 2006, issued by Tenby to Randy Milby in the principal amount of $12,500.00.

2.	Promissory Note, dated June 15, 2006, issued by Tenby to Randy Milby in the principal amount of $5,000.00.
     At the Closing, the undersigned is hereby completely and forever discharged and released from all of their respective duties and obligations under, and any claims arising under or related to the notes set forth above.
     IN WITNESS WHEREOF, the parties hereto have executed this Termination and Acknowledgement Agreement on this 13th, day of September, 2006.

/s/ Randy Milby
Randy Milby

TENBY PHARMA, INC.
By:	/s/ Barry Butler
Barry Butler, Chief Executive Officer